                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (date of earliest event Reported) April 20, 1998
                                                         ------------------


                              COLUMBIA ENERGY GROUP
                            -------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                         1-1098                 13--1594808
  -----------------                 ---------------           -------------
(State of other jurisdiction         (Commission              (IRS Employer
    of incorporation)                File Number)           Identification No.)


          12355 Sunrise Valley Drive, Suite 300, Reston, VA 20191-3420
    -----------------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code (703) 295-0300
                                                   ------------------

Item 5.           Other Events
-------           ------------

                  Information contained in a News Release dated April 20, 1998, is incorporated herein by reference.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 Columbia Energy Group
                                                 ---------------------
                                                      (Registrant)




                                                 By /s/ J. W. GROSSMAN
                                                 ---------------------
                                                     Vice President &
                                                     Controller

Date: April 22, 1998

For Immediate Release                                                  Contacts
April 20, 1998                                                         --------
                                        News Media: Carl Ericson (703) 295-0424
                                                   Simon Ruebens (703) 295-0426
                                 Financial Community: Tom Hughes (703) 295-0429
                                              Melissa Bockelmann (703) 295-0427

         COLUMBIA ENERGY REPORTS 1ST QUARTER EARNINGS OF $147.5 MILLION

         RESTON, Va., April 20 - Columbia Energy Group reported first-quarter 1998 net income of $147.5 million, or earnings of $2.66 per share, compared to $162.7 million, or $2.94, during the same period last year. This $15.2 million decrease ($0.28 per share) was attributable largely to the 21 percent warmer-than-normal weather experienced in Columbia's service area. This was the second-warmest first quarter on record for Columbia.

         "Columbia's total results were solid this quarter in spite of the warmer weather," said Oliver G. Richard III, chairman, CEO and president. "Columbia's operating income was strong, and we made major progress in adding valuable new skills and infrastructure at our energy marketing company."

         The first-quarter weather, when compared to normal, reduced earnings by $30.3 million, or $0.55 per share. Compared to last year, which was also warmer-than-normal, the reduction was $16.2 million, or $0.30 per share.

         During the first quarter, Richard said, Columbia aggressively advanced its retail unbundling and marketing strategies. "We asked the Public Utilities Commission of Ohio to give Columbia Gas of Ohio's 1.3 million customers the freedom to choose their gas suppliers so they might take advantage of new value opportunities," he said. "Our marketing company, Columbia Energy Services, has taken the Columbia Energy brand beyond Columbia's traditional service area, with promising early results. We have tripled retail accounts since a year ago."

         "This quarter's results demonstrate that our diversified growth, cost-saving efforts and progressive regulatory approaches are paying off," Richard added. "Our transmission and storage segment's improved performance resulted in operating income increasing nearly 29 percent over last year. Our exploration and production segment's improved first-quarter results reflect strategic price hedging positions taken last fall and the results of our acquisition of Alamco last summer," Richard said.

         Operating income for the quarter was $254.2 million, compared to $256.6 million last year, a decline of $2.4 million. The warmer weather resulted in a $25 million decrease in operating income versus last year and a $47 million reduction when compared to normal weather. In addition, higher gross receipts and property taxes ($9.9 million) in the distribution segment and $13 million of start-up expenses for the marketing company reduced operating income. Operating income improvements that helped offset the effects of the warm weather, taxes and startup expenses included a $23.1 million reduction in the cost of post-retirement benefits, reflecting a buyout of a portion of those liabilities with an insurance carrier; a $13.4 million gain from the sale of base storage gas; and $7.8 million additional operating income from increased production volumes and higher gas prices.

                      QUARTERLY OPERATING INCOME BY SEGMENT

         Columbia's transmission and storage segment, which operates more than 18,500 miles of interstate pipeline and the nation's fourth-largest underground storage operation, reported operating income of $119.7 million up $26.8 million over the same period last year. The sale of some gas from underground storage, which was provided for under Columbia Transmission's 1997 regulatory settlement, improved results by $13.4 million. Additional sales of storage gas are contemplated over the next several years. Also improving results were increased transportation revenues and lower operation and maintenance expense attributable to cost conservation measures and efficiencies gained through recently implemented restructuring activities. Operating income also improved $4.5 million because of the reduction in the cost of benefits.

         Columbia's distribution segment, which sells and transports gas to more than 2 million customers in five states and is a leader in providing Customer Choice programs, reported a first-quarter operating income decline of $20.5 million, to $120.1 million, primarily reflecting the impact of significantly warmer weather. Warmer weather reduced operating income $24.9 million compared to last year, which also was warmer than normal. Operating expenses were down, reflecting a $15 million improvement due to the reduced cost of benefits, that was largely offset by higher costs in other categories, primarily for higher gross receipts taxes. The recognition of gross receipts taxes generally lags several months from the recording of the associated revenues. In addition to the gross receipts tax, increased property taxes as well as higher labor costs due to a lump sum pay increase for certain field employees also increased first-quarter operating expenses.

         Columbia Natural Resources, the exploration and production segment of Columbia Energy Group and one of the leading producers in Appalachia with 811 billion cubic feet equivalent of proved reserves, reported operating income for the first quarter of 1998 of $14.4 million, an increase of $2.7 million over the same period last year. The average natural gas price received was up 22 percent, at $3.38 per thousand cubic feet (Mcf), and gas production increased 19 percent to 9.9 billion cubic feet (Bcf). The higher average gas price reflected the benefit of locking in prices last fall when gas prices were much higher than they were in early 1998. Increased production volumes were attributable to the acquisition in 1997 of an Appalachian exploration and production company as well as the results from the successful 1997 drilling program. Last year, a $4.1 million improvement was recorded for revenue received from a cogeneration partnership for the buy-out of a gas purchase contract.

         The marketing, propane and power generation segment reported operating income of $100,000 this quarter, compared to $9.9 million in the first quarter of 1997. Costs associated with building Columbia Energy's gas marketing infrastructure and growing the marketing businesses, which span a range of customers from homeowners to industrial plants and provide natural gas, energy management and related products and services, were the primary reason for the decline. Sales in the first quarter of 1998 were up more than 240 percent to
364.2 Bcf, an increase of 257.5 Bcf, leading to gross margins of $11.3 million, an increase of $6 million over the same period last year. Results from Columbia's propane operations, the fourteenth largest in the nation, increased $1.1 million, reflecting higher-margin sales. Last year, Columbia Electric recorded a $3.2 million benefit from the assumption of a cogeneration partnership transportation contract.

                            OTHER INCOME (DEDUCTIONS)

         Other Income (Deductions) reduced income $39.3 million for the first three months of 1998. Compared to last year, this was a $12 million decrease in other income coupled with interest expense that was $1.3 million higher. This was largely due to a $8.5 million gain recorded in 1997 on the deactivation of a storage field, coupled with increased interest expense on rate refunds and contingent taxes.

                                  INCOME TAXES

         Income tax expense remained relatively unchanged at $67.4 million despite lower taxable income. Income tax expense was reduced $10 million in 1998 and $12.8 million last year for a reduction in the effective state income tax rate due to implementing tax planning initiatives.

                              COLUMBIA ENERGY GROUP
                     Summary of Financial and Operating Data


                                                                               THREE MONTHS
                                                                               ENDED MARCH 31
                                                                             ------------------
                                                                             1998          1997
                                                                             ----          ----
INCOME STATEMENT DATA
 ($ millions)
     Total Operating Revenues........................                       1,835.4       1,524.8
     Less:  Products Purchased.......................                       1,212.9         896.7
                                                                            -------       -------
     Net Revenues....................................                         622.5         628.1
     Operating Expenses
       Operation and Maintenance.....................                         206.1         223.5
       Depreciation and Depletion....................                          73.2          71.2
       Other Taxes...................................                          89.0          76.8
                                                                            -------       -------
     Total Operating Expenses........................                         368.3         371.5
                                                                            -------       -------
     Operating Income................................                         254.2         256.6
                                                                            -------       -------
     Other Income (Deductions)
       Interest Income and Other, Net................                           2.3          14.3
       Interest Expense and Related Charges..........                         (41.6)        (40.3)
                                                                            -------       -------
     Total Other Income (Deductions).................                         (39.3)        (26.0)
                                                                            -------       -------
     Income before Income Taxes .....................                         214.9         230.6
     Income Taxes....................................                          67.4          67.9
                                                                            -------       -------
     Net Income .....................................                         147.5         162.7
                                                                            =======       =======
PER SHARE DATA
     Earnings Per Common Share ($)...................                          2.66          2.94
     Average Common Shares
      Outstanding (millions).........................                          55.5          55.3

     Diluted Earnings Per Common Share ($)...........                          2.65          2.93
     Diluted Average Common Shares (millions)........                          55.7          55.5

OPERATING INCOME (LOSS) BY SEGMENT
($ millions)


                       TRANSMISSION AND STORAGE OPERATIONS

                                                                               THREE MONTHS
                                                                               ENDED MARCH 31
                                                                             ------------------
                                                                             1998          1997
                                                                             ----          ----
OPERATING REVENUES
   Transportation revenues...........................                       180.1         180.2
   Storage revenues..................................                        46.6          43.5
   Other revenues....................................                        20.6           9.7
                                                                            -----         -----
Total Operating Revenues.............................                       247.3         233.4
                                                                            -----         -----

OPERATING EXPENSES
   Operation and maintenance.........................                        85.9         100.1
   Depreciation......................................                        26.0          26.3
   Other taxes.......................................                        15.7          14.1
                                                                            -----         -----
Total Operating Expenses.............................                       127.6         140.5
                                                                            -----         -----

OPERATING INCOME.....................................                       119.7          92.9
                                                                            =====         =====

                              COLUMBIA ENERGY GROUP
               Summary of Financial and Operating Data (continued)


                             DISTRIBUTION OPERATIONS


                                                                                THREE MONTHS
                                                                                ENDED MARCH 31
                                                                              ------------------
                                                                              1998          1997
                                                                              ----          ----
NET REVENUES
     Sales revenues..................................                         744.0       1,025.2
     Less:  Cost of gas sold.........................                         481.5         719.1
                                                                              -----       -------
     Net Sales Revenues..............................                         262.5         306.1
                                                                              -----       -------

     Transportation revenues.........................                          57.7          42.1
     Less:  Associated gas costs.....................                           5.6           2.9
                                                                              -----       -------
     Net Transportation Revenues.....................                          52.1          39.2
                                                                              -----       -------

Net Revenues.........................................                         314.6         345.3
                                                                              -----       -------

OPERATING EXPENSES
     Operation and maintenance.......................                          91.9         110.2
     Depreciation....................................                          33.8          35.6
     Other taxes.....................................                          68.8          58.9
                                                                              -----       -------
Total Operating Expenses.............................                         194.5         204.7
                                                                              -----       -------

OPERATING INCOME.....................................                         120.1         140.6
                                                                              =====       =======


                      EXPLORATION AND PRODUCTION OPERATIONS

                                                                                THREE MONTHS
                                                                                ENDED MARCH 31
                                                                              ------------------
                                                                              1998          1997
                                                                              ----          ----
OPERATING REVENUES
     Gas.............................................                          33.6          27.9
     Other...........................................                           3.8           1.1
                                                                               ----          ----
Total Operating Revenues.............................                          37.4          29.0
                                                                               ----          ----

OPERATING EXPENSES
     Operation and maintenance.......................                          10.4           8.7
     Depreciation and depletion......................                          10.2           6.8
     Other taxes.....................................                           2.4           1.8
                                                                               ----          ----
Total Operating Expenses.............................                          23.0          17.3
                                                                               ----          ----

OPERATING INCOME.....................................                          14.4          11.7
                                                                               ====          ====

                              COLUMBIA ENERGY GROUP
               Summary of Financial and Operating Data (continued)


               MARKETING, PROPANE AND POWER GENERATION OPERATIONS

                                                                                THREE MONTHS
                                                                                ENDED MARCH 31
                                                                              ------------------
                                                                              1998          1997
                                                                              ----          ----
NET REVENUES
     Gas marketing revenues..........................                         859.1         305.7
     Less:  Products purchased.......................                         847.8         300.4
                                                                              -----         -----
     Net Gas Marketing Revenues......................                          11.3           5.3
                                                                              -----         -----

     Propane revenues................................                          26.3          28.5
     Less:  Products purchased.......................                          12.9          16.2
                                                                              -----         -----
     Net Propane Revenues............................                          13.4          12.3
                                                                              -----         -----

     Other Revenues..................................                           1.5           5.9
                                                                              -----         -----

Net Revenues.........................................                          26.2          23.5
                                                                              -----         -----

OPERATING EXPENSES
     Operation and maintenance.......................                          23.3          11.9
     Depreciation....................................                           1.7           0.9
     Other taxes.....................................                           1.1           0.8
                                                                              -----         -----
Total Operating Expenses.............................                          26.1          13.6
                                                                              -----         -----

OPERATING INCOME.....................................                           0.1           9.9
                                                                              =====         =====



                                    CORPORATE

                                                                                 THREE MONTHS
                                                                                 ENDED MARCH 31
                                                                               ------------------
                                                                               1998          1997

OPERATING INCOME (LOSS)..............................                          (0.1)          1.5
                                                                               ====           ===

                              COLUMBIA ENERGY GROUP
               Summary of Financial and Operating Data (continued)



                                                                 MARCH 31, 1998          DECEMBER 31, 1997
                                                                 --------------          -----------------
CAPITALIZATION

($ millions)
Common Stock Equity
     Common stock, $10 par value, outstanding
         55,523,255 and 55,495,460 shares,
         respectively................................                 555.2                    554.9

     Additional paid in capital......................                 755.4                    754.2

     Retained earnings...............................                 616.4                    482.7

     Unearned employee compensation..................                  (0.9)                    (1.1)

     Accumulated Other Comprehensive Income
       Foreign currency translation adjustment.......                   0.1                        -
                                                                    -------                  -------

Total Common Stock Equity............................               1,926.2                  1,790.7

Long-Term Debt.......................................               2,003.4                  2,003.5
                                                                    -------                  -------

Total Capitalization.................................               3,929.6                  3,794.2
                                                                    =======                  =======

Short-Term Debt......................................                  22.0                    328.1
                                                                    =======                  =======

                              COLUMBIA ENERGY GROUP
               Summary of Financial and Operating Data (continued)

                                                                                  THREE MONTHS
                                                                                  ENDED MARCH 31
                                                                                ------------------
                                                                                1998          1997
                                                                                ----          ----

AVERAGE PRICE OF GAS PRODUCTION ($ PER MCF)..........                           3.38          2.76
                                                                              ======        ======

OPERATING DATA
   Gas production (billion cubic feet)...............                            9.9           8.3
                                                                              ======        ======

   Propane gallons sold (millions)...................                           24.8          24.8
                                                                              ======        ======

   Marketing volumes sold
      Gas sales (billion cubic feet).................                          364.2         106.7
      Power sales (thousand megawatt hours)..........                          304.8             -

THROUGHPUT...........................................
Transmission (billion cubic feet):
  Transportation
    Columbia Transmission
      Market area....................................                          356.7         377.8
    Columbia Gulf
      Main-line......................................                          130.7         151.0
      Short-haul.....................................                           62.2          62.0
      Intrasegment eliminations .....................                         (125.0)       (144.8)
                                                                              ------        ------
Total Throughput.....................................                          424.6         446.0
                                                                              ======        ======

Distribution (billion cubic feet):
  Gas sales..........................................                          100.2         122.8
  Transportation.....................................                           84.1          72.0
                                                                              ------        ------
Total Throughput.....................................                          184.3         194.8
                                                                              ------        ------
  Off-system sales...................................                           29.0          31.3
                                                                              ------        ------
Total Sold and Transported...........................                          213.3         226.1
                                                                              ======        ======

DEGREE DAYS-DISTRIBUTION SERVICE TERRITORY
   Actual ...........................................                          2,319         2,693
   Normal ...........................................                          2,947         2,947
   % Colder (warmer) than normal.....................                            (21)           (9)
   % Colder (warmer) than prior period...............                            (14)          (13)